As filed with the Securities and Exchange Commission on May 8, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harsco Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-1483991
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

350 Poplar Church Road,

Camp Hill, Pennsylvania 17011

(Address of Principal Executive Offices Including Zip Code)

2013 Equity and Incentive Compensation Plan

(Full Title of the Plan)

A. Verona Dorch

Vice President, General Counsel & Corporate Secretary

350 Poplar Church Road,

Camp Hill, Pennsylvania 17011

(717) 763-7064

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.25 per share	6,800,000(1)(2)	$21.72(3)	$147,696,000(3)	$20,146

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, par value $1.25 per share (the “Common Stock”), of Harsco Corporation, a Delaware corporation (the “Registrant”), as may become issuable pursuant to the anti-dilution provisions of the Registrant’s 2013 Equity and Incentive Compensation Plan (the “Plan”).
(2)	One right (each, a “Right”) to purchase Series A Junior Participating Cumulative Preferred Stock, par value $1.25 per share, of the Registrant (the “Preferred Stock”) will be issued with each share of Common Stock. The terms of the Rights are described in the Form 8-A filed by the Registrant with the Securities and Exchange Commission on September 26, 2007.
(3)	Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on May 2, 2013, a date that is within five business days prior to filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 (Commission File No. 001-03970), filed with the Commission on February 26, 2013, under the Exchange Act;

(b)	the Registrant’s Current Reports on Form 8-K (Commission File No. 001-03970) filed with the Commission on April 8, 2013, April 26, 2013 and May 8, 2013;

(c)	the description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K (Commission File No. 001-03970) filed with the Commission on May 8, 2013, and all amendments and reports filed with the Commission for the purpose of updating such description; and

(d)	the description of the Rights and the Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 001-03970) filed with the Commission on September 26, 2007, and all amendments and reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the Delaware General Corporation Law (“DGCL”) permits a Delaware corporation to indemnify any person in connection with any suit, action or proceeding, whether civil, criminal, administrative or investigative, to which the person is or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, or other enterprise, against expenses (including attorneys’ fees), and against judgments, fines, and amounts paid in settlement, other than in actions by or in the right of the corporation, that are actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that, in the case of actions by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that indemnification is proper under the circumstances. Under Section 145, a corporation shall indemnify any such person who is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the Section.

Section 9 of Article III of the Registrant’s by-laws provides that the Registrant must indemnify its current and former directors and officers to the fullest extent permitted by Delaware law and, as permitted by Section 145, requires the Registrant to advance expenses incurred in defending a suit, action or proceeding, whether civil or criminal, to the extent authorized by the Registrant’s Board of Directors upon receipt of an undertaking by a director or officer to repay such expenses if it is determined that such director or officer is not entitled to indemnification.

The Registrant’s certificate of incorporation, in Article Thirteenth, paragraph (b), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate the liability of a director of the Registrant (1) for any breach of a director’s duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction in which a director derived improper personal benefit.

The indemnification provisions in the Registrant’s by-laws and certificate of incorporation are not exclusive of any other rights to which those indemnified thereunder may be entitled to by law, agreement, vote of stockholders or otherwise.

The Registrant has entered into agreements to indemnify its non-employee directors (each an “Indemnified Representative”) in addition to the indemnification provided for in the Registrant’s certificate of incorporation and by-laws. Under these agreements, the Registrant will, among other things, indemnify each Indemnified Representative against certain expenses (including attorneys’ fees and expenses), judgments, settlement amounts, or fines incurred by or assessed against an Indemnified Representative in any threatened, pending or completed action or proceeding, including those by or in the right of the Registrant, by reason of the fact that the Indemnified Representative is or was serving the Registrant as a director, officer, employee or agent of the Registrant, or, at the request of the Registrant, as a director, officer, employee, agent, fiduciary, or in a similar capacity for another corporation, joint venture, trust, employee benefit plan or other entity.

In addition, the Registrant maintains liability insurance providing coverage per policy year (with certain deductibles and exceptions) for past, present and future directors and officers of the Registrant acting in such capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, as amended April 24, 1990 (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1990 (Commission File No. 001-03970) filed with the Commission on April 24, 1991)

4.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 (Commission File No. 001-03970) filed with the Commission on March 21, 2000)

4.3	Amended Certificate of Designation, Preferences and Rights of Preferred Stock (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 001-03970) filed with the Commission on March 24, 1998)

4.4	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (Commission File No. 001-03970) filed with the Commission on March 14, 2005)

4.5	By-laws, as amended July 30, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (Commission File No. 001-03970) filed with the Commission on November 1, 2012)

4.6	Rights Agreement, dated September 25, 2007 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Commission File Number 001-03970) filed with the Commission on September 26, 2007)

4.7	2013 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-03970) filed with the Commission on April 26, 2013)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on this 8th day of May, 2013.

HARSCO CORPORATION

By:	/s/ A. Verona Dorch
A. Verona Dorch
Vice President, General Counsel & Corporate Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on May 8, 2013.

Signature	Title

* Patrick K. Decker	President, Chief Executive Officer and Director (Principal Executive Officer)

* F. Nicholas Grasberger, III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Barry E. Malamud	Vice President and Corporate Controller (Principal Accounting Officer)

* James F. Earl	Director

* Kathy G. Eddy	Director

* David C. Everitt	Director

* Stuart E. Graham	Director

* Terry D. Growcock	Director

* Henry W. Knueppel	Non-Executive Chairman and Director

* James M. Loree	Director

* Andrew J. Sordoni, III	Director

* Dr. Robert C. Wilburn	Director

*	This Registration Statement has been signed on behalf of the above officers and directors by A. Verona Dorch, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: May 8, 2013	By:	/s/ A. Verona Dorch
A. Verona Dorch, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, as amended April 24, 1990 (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1990 (Commission File No. 001-03970) filed with the Commission on April 24, 1991)

4.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 (Commission File No. 001-03970) filed with the Commission on March 21, 2000)

4.3	Amended Certificate of Designation, Preferences and Rights of Preferred Stock (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 001-03970) filed with the Commission on March 24, 1998)

4.4	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (Commission File No. 001-03970) filed with the Commission on March 14, 2005)

4.5	By-laws, as amended July 30, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (Commission File No. 001-03970) filed with the Commission on November 1, 2012)

4.6	Rights Agreement, dated September 25, 2007 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Commission File Number 001-03970) filed with the Commission on September 26, 2007)

4.7	2013 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-03970) filed with the Commission on April 26, 2013)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney